Exhibit 23.01

                      CONSENT OF FRANK L. SASSETTI & CO.

We hereby consent to the reference in this registration statement of our report dated February 21, 2006 on the financial statements of Triview Global Fund, LLC for the year ended December 31, 2005, for the initial period from October 1, 2004 (date of inception) to December 31, 2004 and the period from October 1, 2004 through December 31, 2005, and of our report dated February 21, 2006 on the consolidated financial statements for TriView Capital Management, Inc. and Subsidiary for the year ended December 31, 2005, for the initial period from September 30, 2004 (date of incorporation) to December 31, 2004 and the period from September 30, 2004 through December 31, 2005, and to the use of our name appearing herein and elsewhere in the registration statement and are included in reliance upon our authority as experts in accounting and auditing.

                                          Frank L. Sassetti & Co.


                                          /s/ Frank L. Sassetti & Co.


June 30, 2006
Oak Park, Illinois